Exhibit 32.2

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Global Future City Holding Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2016, as filed with the Securities and Exchange Commission on the date hereof, I, Michael R. Dunn, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

3.                        The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

4.                        The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

DATED: May 16, 2016

/s/ Michael R. Dunn

Michael R. Dunn

Chief Financial Officer